                                                                      EXHIBIT 11




                           APEX SILVER MINES LIMITED
                           -------------------------

                  COMPUTATION OF NET LOSS PER ORDINARY SHARE
                                                                                                 For the period
                                                                                                   December 22,
                                                                                                      1994
                               Six months      Six months                                          (Inception)
                                 ended           ended        Year ended       Year ended            through
                                June 30,         June 30,     December 31,     December 31,        December 31,
                                  1997            1996            1996             1995               1994
                               -----------   -------------    ------------     ------------      ---------------
Net loss for the
  period...................... $(11,777,846)  $(3,324,097)    $(11,723,313)     $(1,861,185)        $(213,165)
                               =============  ============    =============     ============        ==========
Weighted average
  ordinary shares
  outstanding (1).............   13,194,453     8,822,546       10,596,171        8,822,546         8,822,546
                               ============   ============    =============     ============        ==========

Net loss per ordinary
  shares...................... $     (0.89)   $     (0.38)    $      (1.11)     $     (0.21)        $   (0.02)
                               ============   ============    =============     ============        ==========

(1) Ordinary share equivalents are not included because they are antidilutive, except that ordinary share equivalents relating to options issued and ordinary shares sold at less than the initial public offering price during the twelve-month period prior to the initial public offering contemplated hereby are included for all periods presented.